Exhibit 3.6
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 03/06/1995
950049808 — 2486198
CERTIFICATE OF INCORPORATION
OF
BELDEN HOLDINGS, INC.
          1. The name of the corporation is BELDEN HOLDINGS, INC.
          2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
          3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
          4. The total number of shares of stock which the corporation shall have authority to issue is ten thousand (10,000) and the par value of each of such shares is One Cent ($.01) amounting in the aggregate to One Hundred Dollars ($100.00).
          5A. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
M. A. Brzoska	Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

K. A. Widdoes	Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

L. J. Vitalo	Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
          5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
Kevin Bloomfield	7701 Forsyth, Suite 800
St, Louis, MO 63105

NAME	MAILING ADDRESS
Ricky K. Reece	7701 Forsyth, Suite 800
St. Louis, MO 63105

C. Baker Cunningham	7701 Forsyth, Suite 800
St. Louis, MO 63105
          6. The corporation is to have perpetual existence.
          7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.
          8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.
          9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.
          10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
          11. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware general Corporation Law hereafter is amended to authorize the further elimination or limitation on personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware Corporation Law.
          WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 6th day of March, 1995.

/s/ M. A. Brzoska

/s/ K. A. Widdoes

/s/ L. J. Vitalo

CERTIFICATE OP CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
          1. The name of the corporation (hereinafter called the “corporation”) Belden Holdings, Inc.
          2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.
          3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.
          4. The corporation has authorized the changes hereinbefore act forth by resolution of its Board of Directors.
Signed on 1/2/01

/s/ Kevin Bloomfield Name: Kevin L. Bloomfield
Office: Secretary
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/02/2001
010004238 — 2486198